UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: November 21, 2014
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

First Amendment to Credit Agreement

On November 21, 2014, Phillips 66 Partners LP (the “Partnership”) entered into a First Amendment (the “Amendment”) to its Credit Agreement dated June 7, 2013, with RBS Securities Inc. as a joint lead arranger, JPMorgan Chase Bank, N.A. as the administrative agent, and several other commercial lending institutions in certain other roles and as lenders and letter of credit issuing banks (the “Credit Agreement”). The Amendment increases to $500 million from $250 million the amount available under the Credit Agreement and extends the termination date to November 21, 2019.

The Partnership has the option to increase the overall capacity of the Credit Agreement by up to an additional $250 million for a total of $750 million, subject to, among other things, the consent of the existing lenders whose commitments will be increased or any additional lenders providing such additional capacity. The Partnership also has the option to extend the Credit Agreement for two additional one-year terms after November 21, 2019, subject to, among other things, the consent of the lenders holding the majority of the commitments and of each lender extending its commitment.

Outstanding borrowings under the Credit Agreement will bear interest, at the Partnership’s option, at either: (a) the Eurodollar rate in effect from time to time plus the applicable margin; or (b) the base rate (as described in the Credit Agreement) plus the applicable margin. Prior to the Partnership obtaining credit ratings, if any, the pricing levels for the commitment fee and interest-rate margins are determined based on the ratio of total debt to EBITDA for the prior four fiscal quarters. After the Partnership obtains an investment grade credit rating, if ever, the pricing levels will, at the Partnership’s option, be determined based on the credit ratings in effect from time to time. The Amendment modifies the total debt to EBITDA covenant such that, prior to the Partnership obtaining an investment grade rating, the ratio of total debt to EBITDA for the prior four fiscal quarters must be not greater than 4.0 to 1.0 as of the last day of each fiscal quarter (and 4.5 to 1.0 during the specified period following certain acquisitions). After achieving an investment grade rating, the ratio reverts back to the pre-Amendment requirement of the ratio of total debt to EBITDA for the prior four fiscal quarters being not greater than 5.0 to 1.0 as of the last day of each fiscal quarter (and 5.5 to 1.0 during the specified period following certain acquisitions).
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Formation and Contribution Agreement

On November 21, 2014, Phillips 66 Partners LP (the “Partnership”) entered into a Formation and Contribution Agreement (the “Formation Agreement”) with Paradigm Energy Partners, LLC (“Paradigm”) regarding the formation of two joint ventures to construct and develop midstream logistics infrastructure in North Dakota. Consisting of two previously announced projects, the Sacagawea Pipeline (“Pipeline JV”) and Palermo Rail Terminal (“Rail JV”), the joint ventures are designed to enhance logistical options for crude oil transportation in the Bakken region.

Pipeline JV will own an 88 percent ownership interest in Sacagawea Pipeline, LLC, with the remaining 12 percent interest to be owned by Grey Wolf Midstream, LLC. Additionally, Pipeline JV will own and construct a crude oil storage terminal and central delivery point for various crude gathering systems located in Keene, North Dakota (the “Paradigm CDP”). The Sacagawea Pipeline project is a 76-

mile pipeline being developed to deliver crude oil from various points in and around Johnson's Corner and the Paradigm CDP, located in McKenzie County, to destinations with take away options for both rail and pipeline in Palermo and Stanley, located in Mountrail County. In October, Paradigm extended an open season for the pipeline, which is expected to close on December 15. The Partnership and Paradigm will each own a 50 percent interest in Pipeline JV and will fund their proportionate share of the construction costs. Paradigm will construct the pipeline and the Partnership will be the operator.

Rail JV will own the Palermo Rail Terminal. Located on a 710-acre site in Palermo, the crude oil rail-loading facility is designed to have an initial capacity of 100,000 barrels per day, with the flexibility to be expanded to 200,000 barrels per day. The terminal will have direct access to the Sacagawea Pipeline and provide East and West Coast rail access for third-party shippers through the BNSF railway. The Partnership will own between a 50 to 70 percent interest in Rail JV with Paradigm’s ownership percentage subject to the achievement of certain milestones associated with Pipeline JV. Final ownership interests will be determined prior to closing, and each party will fund their proportionate share of the construction costs. The Partnership will construct and operate the rail terminal.

The transactions are expected to close in the fourth quarter of 2014 with total capital cost for the joint ventures estimated to be approximately $300 million, subject to the terms and conditions set forth in the Formation Agreement. Both the pipeline and rail terminal are expected to commence commercial operations in the first quarter of 2016.

The foregoing description of the Formation Agreement is qualified in its entirety by reference to the full text of the Formation Agreement, which will be filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ending December 31, 2014.

In connection with the formation of Rail JV, the Partnership will acquire from Phillips 66 Company certain real property and rights and interests in and to the engineering work, construction contracts, permits, other contracts and assets associated with the Palermo Rail Terminal (the “Palermo Assets”). The total consideration for the Palermo Assets will be determined at the closing of this acquisition, which will occur prior to the closing of the Pipeline JV and Rail JV joint ventures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description relating to the First Amendment to Credit Agreement in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 21, 2014, the Partnership announced that it entered into the Formation Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the act unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.		Description
10.1	--	First Amendment to Credit Agreement, dated November 21, 2014
99.1	--	Press release of Phillips 66 Partners LP, dated November 21, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: November 21, 2014	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.		Description
10.1	--	First Amendment to Credit Agreement, dated November 21, 2014
99.1	--	Press release of Phillips 66 Partners LP, dated November 21, 2014.

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